UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  May 16, 2014

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Trading of Our Common Stock After the Record Date for the Spin-Off of Theravance Biopharma and Through the Distribution Date for the Spin-Off

Beginning on May 16, 2014, the day after the record date for the dividend of Theravance Biopharma, Inc. (“Theravance Biopharma”) ordinary shares to our stockholders, and through June 2, 2014, the distribution date for such dividend, our common stock will trade “regular way” with the symbol “THRX”. On the “regular way” market, from the record date through the distribution date, shares of our common stock will trade with an entitlement to the Theravance Biopharma ordinary shares to be distributed in connection with the spin-off. After the distribution date, shares of our common stock will trade without an entitlement to the Theravance Biopharma ordinary shares distributed in connection with the spin-off. Therefore, if you owned shares of our common stock at 5:00 p.m. Eastern Time on May 15, 2014, the record date, and sell those shares on the regular way market prior to or on June 2, 2014, the distribution date, you also will be selling your right to receive Theravance Biopharma ordinary shares that would have been distributed to you in connection with the spin-off.

On May 16, 2014, our common stock also became available to trade on an “ex-distribution when-issued market” with the symbol “THRXV”. On an “ex-distribution when-issued market,” shares of our common stock will trade without an entitlement to the Theravance Biopharma ordinary shares distributed in connection with the spin-off. The “ex-distribution when-issued market” will cease to exist following the distribution date.

Adjustment Period for Our 2.125% Convertible Subordinated Notes due 2023

We expect that the conversion rate adjustment with respect to our 2.125% Convertible Subordinated Notes due 2023 that will result from our spin-off of Theravance Biopharma will be based on the ten consecutive trading day period commencing on and including June 3, 2014, which is the first date on which shares of our common stock are expected to trade on Nasdaq, regular way, without the right to receive the dividend of Theravance Biopharma ordinary shares.  Further details regarding the conversion rate adjustment will be provided when available.

This Form 8-K contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to plans for executing the separation of Theravance into two independent companies and the expected timing of the separation. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause our actual results to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to difficulties or delays in obtaining necessary approvals to effect the separation and changes in our operations prior to the separation that could affect the plans for the separation. Other risks affecting us are described under the heading “Risk Factors” contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 7, 2014 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We assume no obligation to update our forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: May 19, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

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